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                                   LIST OF
                       SUBSIDIARIES OF US LIQUIDS INC.

                                     Name
                                     ----

                       Canadian Liquid Processors, Ltd.
                           Dombrowsi & Holmes, Inc.
                              Earth Blends, Inc.
                             GEM Management, Inc.
                                   MBO Inc.
                    Northern A-1 Sanitation Services, Inc.
                      Parallel Products of Florida, Inc.
                      Parallel Products of Kentucky, Inc.
                     Re-Claim Environmental Louisiana LLC
                 Romic Environmental Technologies Corporation
                              STA Decanting, Inc.
                      The National Solvent Exchange Corp.
                         US Liquids Great Lakes, Inc.
                          US Liquids L.P. Holding Co.
                          US Liquids Northeast, Inc.
                          US Liquids of Arizona, Inc.
                       US Liquids of Central Texas, LLC
                        US Liquids of Connecticut, Inc.
                           US Liquids of Dallas, LLC
                          US Liquids of Houston, LLC
                         US Liquids of Illinois, Inc.
                            US Liquids of La., L.P.
                       US Liquids of Pennsylvania, Inc.
               US Liquids of Texas, Inc. (Delaware corporation)
                 US Liquids of Texas, Inc. (Texas corporation)
                      US Liquids Terminal Services, Inc.
                         USL City Environmental, Inc.
               USL City Environmental Services of Florida, Inc.
                       USL Environmental Services, Inc.
           USL First Source, Inc. f/k/a US Liquids of Maryland, Inc.
                         USL General Management, Inc.
                      USL Management Limited Partnership
                      USL Parallel Products of California
                       Waste Stream Environmental, Inc.